Exhibit 99
PRESS RELEASE

For Release:	October 30, 2008
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS THIRD QUARTER AND NINE MONTHS 2008 RESULTS
(Manistique, Michigan) – Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced third quarter 2008 income of $216,000 or $.06 per share compared to net income of $8.055 million, or $2.35 per share for the third quarter of 2007. Net income for the first nine months of 2008 totaled $2.124 million, or $.62 per share, compared to $9.636 million, or $2.81 per share, for the same period in 2007.
The nine months ended results for 2008 include the positive effect, $3.475 million, of a lawsuit settlement, the negative effect, $.425 million, of a severance agreement and a $1.2 million loan loss provision. The results of operations for the first nine months of 2007 include the recognition of a deferred tax benefit in the amount of $7.500 million, $.470 million of proceeds from the settlement of a lawsuit against the Corporation’s former accountants, and a loan loss provision of $400,000.
Weighted average shares totaled 3,422,777 year to date and 3,419,736 for the third quarter of 2008, compared to 3,428,695 for both periods in 2007.
Paul Tobias, Chairman and Chief Executive Officer, commented, “We are in a challenging environment. Falling interest rates have compressed our margins, but with a focus on enhancing loan pricing and improving our funding mix, we have mitigated margin erosion. Our asset quality is good, given the current economic conditions and compared to our peers. We have addressed the liquidity concerns facing the entire financial industry by increasing our investment assets, a primary liquidity source. We intend to stay focused on our strengths in loan underwriting, controlling our cost structure and increasing shareholder value through core deposit growth.”
The net interest margin in the third quarter was 3.39%, an improvement of 20 basis points from 3.19% in the second quarter of 2008. This margin improvement reflects improved loan pricing and a more favorable funding mix due to increased balances of low cost transactional accounts.
Total assets of the Corporation at September 30, 2008 were $440.953 million, up 9.90% from the $401.213 million in total assets reported at September 30, 2007. Third quarter-end total assets were up 7.84% from the $408.880 million of total assets at year-end 2007. Asset balances as of September 30, 2008 reflect an increase of $21.184 million in investment assets for added liquidity.
Loans at September 30, 2008 totaled $361.521 million, a 5.05% increase from the $344.149 million reported at September 30, 2007, and an increase of $6.442 million, or 1.81% from year-end loans of $355.079 million. Tobias stated, “We are satisfied with our ability to grow loans in an increasingly difficult and trying economic downturn. Our loan portfolio has grown in spite of large paydowns of $24.320 million and normal principal reductions of $18.680 million. New loan production totaled $46.5 million, of which $24.9 million originated in the Upper Peninsula. We continue to see solid, well priced loan growth opportunities in that region, where the economy has been more stable than other parts of Michigan.”
Total deposits of $360.694 million at September 30, 2008 were up 12.24% from deposits of $321.371 million on September 30, 2007. Deposits were up $39.867 million, or 12.43% from year-end 2007 deposits of $320.827 million. Total 2008 deposit growth reflects increases in noncore funding of $30.736 million and increases in core deposits of $9.131 million, or 4.57%. Tobias added, “Core deposit growth continues to be our primary objective. We are pleased with increases in our low cost transactional accounts, which totaled $13.9 million. This increase was partially offset by reductions in our CD money due to our unwillingness to match competitive pricing which was priced higher than wholesale deposits.
The Corporation increased wholesale deposits late in the third quarter in order to increase liquidity by increasing investment assets. Increased balances of investment securities provide the Corporation with the added liquidity to fund unforeseen short term funding gaps.
Nonperforming assets at the end of the third quarter of 2008 totaled $6.400 million, 1.45% of total assets, compared to $8.008 million, 1.83%, at June 30, 2008 and $5.234 million, 1.28%, at December 31, 2007. Included with the nonperforming assets at September 30, 2008 was one Southeast Michigan nonaccrual loan totaling $2.8 million. We are, as with all of our problem assets, seeking a timely resolution of this relationship to mitigate our loss exposure. The third quarter reductions reflect decreases in other real estate owned of $1.644 million, while nonperforming loans were relatively unchanged.
Shareholders’ equity at September 30, 2008 totaled $41.427 million, or $12.11 per share, compared to $38.697 million, or $11.29 per share on September 30, 2007.
Although the Bank and the Corporation are currently characterized as “well capitalized” within regulatory guidelines, the Corporation does intend to participate in the capital purchase program contained in the recently announced Troubled Asset Relief Program (“TARP”). The extent of the Corporation’s participation is not yet known. Paul Tobias concluded, “We recognize this program as an opportunity to increase capital at a time when other options are limited. This additional capital will be used to support future loan growth in our existing markets. This program will also enable us to explore other growth opportunities, such as regulatory assisted branch and deposit acquisitions.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $400 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 12 branch locations; eight in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)	For The Period Ended
	September 30,	December 31,	September 30,
	2008	2007	2007
	(unaudited)		(unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$440,953	$408,880	$401,213
Total loans	361,521	355,079	344,149
Total deposits	360,694	320,827	321,371
Borrowings and subordinated debentures	36,210	45,949	38,239
Total shareholders’ equity	41,427	39,321	38,697

Selected Statements of Income Data (nine months and year ended):
Net interest income	$9,534	$13,417	$10,007
Income before taxes	3,082	2,923	2,136
Net income	2,124	10,163	9,636
Income per common share — Basic	.62	2.96	2.81
Income per common share — Diluted	.62	2.96	2.81
Weighted average shares outstanding	3,422,777	3,428,695	3,428,695

Three Months Ended:
Net interest income	$3,371	$3,410	$3,560
Income before taxes	274	787	555
Net income	216	527	8,055
Income per common share — Basic	.06	.15	2.35
Income per common share — Diluted	.06	.15	2.35
Weighted average shares outstanding	3,419,736	3,428,695	3,428,695

Selected Financial Ratios and Other Data (nine months and year ended):
Performance Ratios:
Net interest margin	3.24%	3.60%	3.62%
Efficiency ratio	87.36	79.46	79.94
Return on average assets	.68	2.59	3.32
Return on average equity	7.03	31.05	42.07

Average total assets	$419,891	$392,313	$387,597
Average total shareholders’ equity	$40,332	$32,731	$30,627
Average loans to average deposits ratio	106.83%	104.94%	103.89%

Common Share Data (at end of period):
Market price per common share	$5.26	$8.98	$8.75
Book value per common share	$12.11	$11.47	$11.29
Common shares outstanding	3,419,736	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$3,385	$4,146	$5,022
Non-performing assets	$6,400	$5,234	$3,623
Allowance for loan losses to total loans	.94%	1.17%	1.46%
Non-performing assets to total assets	1.45%	1.28%	.90%
Number of:
Branch locations	12	12	13
FTE Employees	96	100	105

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
(Dollars in thousands)	2008	2007	2007
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$8,217	$6,196	$7,364
Federal funds sold	4,422	166	947

Cash and cash equivalents	12,639	6,362	8,311

Interest-bearing deposits in other financial institutions	382	1,810	6,995
Securities available for sale	42,781	21,597	17,973
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	290,406	288,839	279,670
Mortgage	67,576	62,703	60,972
Installment	3,539	3,537	3,507

Total Loans	361,521	355,079	344,149
Allowance for loan losses	(3,385)	(4,146)	(5,022)

Net loans	358,136	350,933	339,127

Premises and equipment	11,360	11,609	12,733
Other real estate held for sale	1,751	1,226	451
Other assets	10,110	11,549	11,829

TOTAL ASSETS	$440,953	$408,880	$401,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$34,858	$25,557	$28,325
Interest-bearing deposits:
NOW, Money Market, Checking	80,185	81,160	87,262
Savings	18,957	12,485	12,831
CDs<$100,000	74,940	80,607	90,220
CDs>$100,000	30,220	22,355	24,432
Brokered	121,534	98,663	78,301

Total deposits	360,694	320,827	321,371

Borrowings:
Federal funds purchased	—	7,710	—
Short-term	—	1,959	—
Long-term	36,210	36,280	38,239

Total borrowings	36,210	45,949	38,239
Other liabilities	2,622	2,783	2,906

Total liabilities	399,526	369,559	362,516

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value Authorized - 18,000,000 shares Issued and outstanding — 3,419,736; 3,428,695; and 3,428,695 shares, respectively	42,794	42,843	42,810
Accumulated deficit	(1,456)	(3,582)	(4,107)
Accumulated other comprehensive income (loss)	89	60	(6)

Total shareholders’ equity	41,427	39,321	38,697

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$440,953	$408,880	$401,213

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,537	$6,929	$17,241	$19,610
Tax-exempt	100	118	310	432
Interest on securities:
Taxable	303	263	840	857
Tax-exempt	1	—	4	—
Other interest income	87	209	257	575

Total interest income	6,028	7,519	18,652	21,474

INTEREST EXPENSE:
Deposits	2,308	3,443	7,924	9,932
Borrowings	349	516	1,194	1,535

Total interest expense	2,657	3,959	9,118	11,467

Net interest income	3,371	3,560	9,534	10,007
Provision for loan losses	450	400	1,200	400

Net interest income after provision for loan losses	2,921	3,160	8,334	9,607

OTHER INCOME:
Service fees	229	169	597	515
Net security gains	(1)	—	64	—
Net gains on sale of secondary market loans	16	165	113	364
Proceeds from settlement of lawsuit	—	—	3,475	470
Other	44	62	96	302

Total other income	288	396	4,345	1,651

OTHER EXPENSE:
Salaries and employee benefits	1,534	1,695	5,416	5,106
Occupancy	336	322	1,039	983
Furniture and equipment	202	178	570	501
Data processing	212	196	649	577
Professional service fees	120	78	352	403
Loan and deposit	176	63	430	214
Telephone	41	68	125	185
Advertising	93	97	213	280
Other	221	304	803	873

Total other expenses	2,935	3,001	9,597	9,122

Income before income taxes	274	555	3,082	2,136
Provision for (benefit of) income taxes	58	(7,500)	958	(7,500)

NET INCOME	$216	$8,055	$2,124	$9,636

INCOME PER COMMON SHARE:
Basic	$.06	$2.35	$.62	$2.81

Diluted	$.06	$2.35	$.62	$2.81

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	September 30,	December 31,	September 30,
	2008	2007	2007
	(unaudited)		(unaudited)
Commercial Loans:
Real estate — operators of nonresidential buildings	$41,486	$41,597	$43,422
Hospitality and tourism	35,287	37,604	37,479
Real estate agents and managers	29,277	29,571	25,662
Operators of nonresidential buildings	13,352	10,569	6,471
Other	140,631	130,546	126,820

Total Commercial Loans	260,033	249,887	239,854

1-4 family residential real estate	62,895	57,613	54,962
Consumer	3,539	3,537	3,507
Construction
Commercial	30,373	38,952	39,816
Consumer	4,681	5,090	6,010

Total Loans	$361,521	$355,079	$344,149

Credit Quality (at end of period):

	September 30,	December 31,	September 30,
	2008	2007	2007
	(unaudited)		(unaudited)
Nonperforming Assets :
Nonaccrual loans	$4,649	$3,298	$3,136
Loans past due 90 days or more	—	710	36

Total nonperforming loans	4,649	4,008	3,172
Other real estate owned	1,751	1,226	451

Total nonperforming assets	$6,400	$5,234	$3,623

Nonperforming loans as a % of loans	1.29%	1.13%	.92%

Nonperforming assets as a % of assets	1.45%	1.28%	.90%

Reserve for Loan Losses:
At period end	$3,385	$4,146	$5,022

As a % of average loans	.94%	1.24%	1.46%

As a % of nonperforming loans	72.81%	103.44%	158.32%

As a % of nonaccrual loans	72.81%	125.71%	160.14%

Charge-off Information (year to date):
Average loans	359,729	333,415	327,810

Net charge-offs	1,961	1,260	384

Charge-offs as a % of average loans	.55%	.38%	.12%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
BALANCE SHEET (Dollars in thousands)

Total loans	$361,521	$362,122	$360,056	$355,079	$344,149
Allowance for loan losses	(3,385)	(3,585)	(3,924)	(4,146)	(5,022)

Total loans, net	358,136	358,537	356,132	350,933	339,127
Intangible assets	65	85	104	124	143
Total assets	440,953	437,327	417,175	408,880	401,213
Core deposits	208,940	200,293	203,445	199,809	218,638
Noncore deposits (1)	151,754	156,683	122,602	121,018	102,733

Total deposits	360,694	356,976	326,047	320,827	321,371
Total borrowings	36,210	36,280	48,849	45,949	38,239
Total shareholders’ equity	41,427	40,975	39,633	39,321	38,697
Total shares outstanding	3,419,736	3,419,736	3,428,695	3,428,695	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$423,702	$418,246	$417,682	$406,308	$400,105
Loans	358,844	362,574	357,778	350,050	340,391
Deposits	341,377	332,725	336,016	324,194	327,293
Equity	41,097	40,399	39,491	38,973	32,184

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,371	$3,118	$3,045	$3,410	$3,560
Provision for loan losses	450	750	—	—	400

Net interest income after provision	2,921	2,368	3,045	3,410	3,160
Total noninterest income	288	3,747	310	355	396
Total noninterest expense	2,935	3,471	3,191	2,978	3,001

Income before taxes	274	2,644	164	787	555
Provision for income taxes	58	875	25	260	(7,500)

Net income	$216	$1,769	$139	$527	$8,055

PER SHARE DATA

Earnings — basic	$.06	$.52	$.04	$.15	$2.35
Earnings — diluted	.06	.52	.04	.15	2.35
Book value	12.11	11.98	11.56	11.47	11.29
Market value, closing price	5.26	7.00	8.50	8.98	8.75

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.29%	1.27%	.94%	1.13%	.92%
Nonperforming assets/total assets	1.45	1.83	1.08	1.28	.90
Allowance for loan losses/total loans	.94	.99	1.09	1.17	1.46
Allowance for loan losses/nonperforming loans	72.81	77.22	116.06	103.42	158.32

PROFITABILITY RATIOS

Return on average assets	.20%	1.70%	.13%	.51%	7.99%
Return on average equity	2.08	17.62	1.42	5.36	99.30
Net interest margin	3.39	3.19	3.13	3.55	3.71
Efficiency ratio	79.12	88.45	95.34	78.02	74.71
Average loans/average deposits	105.12	108.97	106.48	107.98	104.00

CAPITAL ADEQUACY RATIOS

Leverage ratio	8.31%	8.56%	7.85%	8.05%	8.03%
Tier 1 capital ratio	9.40	9.48	8.84	8.97	9.03
Total capital ratio	10.31	10.45	9.92	10.13	10.28
Average equity/average assets	9.70	9.66	9.45	9.59	8.04
Tangible equity/tangible assets	9.38	9.35	9.48	9.59	9.61

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS